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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form 8-K of Provident Companies, Inc. and Subsidiaries of our report dated January 23, 1997 with respect to the consolidated financial statements of The Paul Revere Corporation for the year ended December 31, 1996.


We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108 and Form S-8 No. 33-62231) pertaining to the Provident Life and Accident Insurance Company MoneyMaker, a Long-Term 401(K) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Option Plan of 1994 and the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995 and in the Registration Statement (Form S-3 No. 333-17849) of our report dated January 27, 1997 with respect to the consolidated financial statements incorporated herein by reference.



                                        /s/ Ernst & Young LLP
                                        ----------------------
                                        ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 1997